UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014 (December 11, 2014)

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 11, 2014, the Compensation Committee of Invesco Ltd. (the “Company”) approved amendments to the 2011 Global Equity Incentive Plan and 2008 Global Equity Incentive Plan (collectively, the “Incentive Plans”)  to provide for a minimum vesting period of two years for restricted stock awards and restricted stock units granted under the Incentive Plans and to prohibit share recycling in connection with stock options and stock appreciation rights to the extent the Company grants such awards in the future.  The amendments do not require shareholder approval and are effective January 1, 2015.

The descriptions of the amendments to the Incentive Plans are summary in nature and are qualified in their entirety by reference to the provisions of such plans.  The 2011 Global Equity Incentive Plan and the 2008 Global Equity Incentive Plan, each as amended and restated, are attached hereto as Exhibits 10.1 and 10.2, respectively, and each are incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1           Amended and Restated 2011 Global Equity Incentive Plan
10.2           Amended and Restated 2008 Global Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Managing Director - Corporate Legal

Date: December 12, 2014